Exhibit 99.1

KIRBY CORPORATION	Contact: Steve Holcomb
713-435-1135

FOR IMMEDIATE RELEASE

KIRBY CORPORATION ANNOUNCES 2010 SECOND QUARTER RESULTS

•	2010 second quarter earnings per share were $.54 compared with $.63 earned in the 2009 second quarter

•	2010 third quarter earnings per share guidance is $.52 to $.57 versus $.65 earned in the 2009 third quarter

•	2010 year earnings per share guidance revised to $2.03 to $2.13 versus $2.34 earned in 2009

Houston, Texas (July 28, 2010) – Kirby Corporation (“Kirby”) (NYSE:KEX) today announced net earnings attributable to Kirby for the second quarter ended June 30, 2010 of $29.3 million, or $.54 per share, compared with $33.7 million, or $.63 per share, for the 2009 second quarter.  Kirby’s published 2010 second quarter guidance range was $.52 to $.57 per share.  Consolidated revenues for the 2010 second quarter were $273.7 million compared with $272.7 million reported for the 2009 second quarter.

Joe Pyne, Kirby’s Chairman, President and Chief Executive Officer, commented, “During the 2010 second quarter and first half, our marine transportation segment reflected higher demand and resulting higher equipment utilization than we had anticipated at the beginning of the year.  While demand and utilization were above recessionary 2009 levels, a period where industry-wide term and spot contract pricing fell, they remained well below the demand and utilization levels achieved during 2007 and early 2008.  This improvement in demand from 2009 levels is encouraging; however, there is still much uncertainty with respect to the U.S. economy and its impact on demand and utilization sustainability.  This uncertainty and excess industry tank barge capacity continue to negatively affect the industry’s appetite to test higher rate levels.  Business levels in our diesel engine services segment remained weak, particularly the Gulf Coast oil services market as customers continue to defer major maintenance projects.”

Kirby reported net earnings attributable to Kirby for the 2010 first six months of $53.9 million, or $1.00 per share, compared with $61.7 million, or $1.15 per share, for the first half of 2009.  Consolidated revenues for the 2010 first six months were $541.9 million compared with $550.4 million for the first six months of 2009.

Segment Results – Marine Transportation
Marine transportation revenues for the 2010 second quarter were $230.3 million, a 6% increase compared with the 2009 second quarter, while operating income was $49.7 million, a 7% decrease compared with the second quarter of 2009.  Marine transportation revenues for the 2010 second quarter reflected a continuation of the first quarter improvement in tank barge demand.  This improvement was driven primarily by modestly higher U.S. refinery and petrochemical output, leading to moderately higher demand and equipment utilization primarily in the petrochemical market.  Diesel fuel prices for the 2010 second quarter increased 60% compared with the 2009 second quarter, thereby positively impacting marine transportation revenues.  Offsetting the modestly higher 2010 second quarter and first half demand and equipment utilization levels was the negative impact of lower term contract and spot contract rates due to industry wide lower demand, excess tank barge capacity, and lower equipment utilization levels.

The marine transportation operating margin for the 2010 second quarter was 21.6% compared with 24.4% for the second quarter of 2009, a reflection of lower term contract and spot contract rates, and the impact of higher fuel pricing, partially offset by the cost reduction initiatives implemented during 2009 and the 2010 first quarter.

Segment Results – Diesel Engine Services
Diesel engine services revenues for the 2010 second quarter were $43.4 million, a 21% decrease compared with the 2009 second quarter, and operating income was $4.1 million, a 45% decrease compared with the second quarter of 2009.  The revenue decrease reflected continued weak service and direct parts sales, and some pricing pressure across the majority of both the medium-speed and high-speed marine markets, particularly the Gulf Coast oil services market where customers continue to defer major maintenance projects.  Medium-speed power generation revenue was also lower, the result of fewer engine-generator set upgrades and lower direct parts sales.  Partially offsetting the weaknesses were required repair work for customers involved in the Gulf Coast oil spill cleanup effort and higher direct parts sales in the medium-speed railroad market.  The decrease in operating income reflected the lower revenues, partially offset by cost reduction initiatives implemented during 2009.  The staff of the diesel engine services segment has been reduced 23% since the peak headcount in October 2008.

The diesel engine services operating margin was 9.5% for the 2010 second quarter compared with 13.6% for the 2009 second quarter.  The lower 2010 second quarter operating margin reflected the continued weak service and direct parts sales in the majority of markets served, resulting pricing pressure and lower labor utilization, partially offset by the positive impact of the 2009 cost reduction initiatives.

Cash Flow
Kirby continued to generate strong cash flow during the 2010 first six months, with EBITDA of $139.3 million.  The cash flow was used in part to fund capital expenditures of $67.6 million, including $34.7 million for new tank barge and towboat construction and $32.9 million primarily for upgrades to the existing fleet.  Total debt as of June 30, 2010 was $200.2 million, consisting primarily of a $200 million private placement loan that matures in 2013.  Kirby’s debt-to-capitalization ratio was 15.2%.  Cash and cash equivalents at June 30, 2010 were $140.8 million compared with $97.8 million at December 31, 2009 and $8.5 million at June 30, 2009.

Treasury Stock Purchases
During June and July 2010, Kirby purchased 171,000 shares of its common stock at an average price of $39.30 per share under a stock trading plan entered into with a brokerage firm pursuant to Rule 10b5-1 under the Securities and Exchange Act of 1934, leaving 1,230,000 shares remaining under Kirby’s previously existing repurchase authorization.  The plan authorizes the broker to repurchase stock for Kirby during the normal quarterly trading blackouts preceding Kirby’s earnings press releases for the second, third and fourth quarters of 2010.  The number of shares that will be purchased pursuant to the plan will depend on market conditions.  Purchases under the plan will be made in accordance with price, volume and other terms specified in the plan. Kirby’s Board of Directors on July 27, 2010 authorized the repurchase of an additional 2,000,000 shares of its common stock, bringing the total repurchase authorization to 3,230,000 shares.

Outlook
Commenting on the 2010 third quarter and full year market outlook and guidance, Mr. Pyne said, “Our earnings guidance for the 2010 third quarter is $.52 to $.57 per share, reflecting a 12% to 20% decrease compared with $.65 per share reported for the 2009 third quarter.  For the 2010 year, we are updating our earnings per share guidance to $2.03 to $2.13.  Our $2.03 low-end guidance assumes volumes will remain stable for the remainder of 2010 and term contract and spot contract pricing will remain relatively flat.  Our $2.13 high-end guidance assumes a modest improvement in volumes in the 2010 second half and a continued reduction in current industry wide excess tank barge capacity, leading to some modest improvement in term contract and spot contract pricing.  Our guidance assumes our diesel engine services segment will continue to face challenges, particularly the Gulf Coast oil services market with the recently enacted moratorium on deep water offshore drilling.  The Gulf Coast oil services market currently represents approximately 20% to 25% of our diesel engine services revenues.  Our 2010 capital spending guidance range was increased to $135 to $145 million, including approximately $70 million for the construction of 59 new tank barges, completion of the construction of three new towboats and prepayments on 2011 new tank barge construction.”

Commenting on the financial condition of Kirby, Mr. Pyne stated, “Kirby remains in excellent financial condition with a strong balance sheet, including $140.8 million of cash and cash equivalents as of June 30 which should continue to grow as the year progresses, only $200 million of senior notes outstanding, an undrawn $250 million revolving line of credit, and a debt-to-capitalization ratio of 15.2%.  Our strong balance sheet and undrawn revolving line of credit give us the ability to take advantage of both synergistic acquisition opportunities and to repurchase our stock.”

Conference Call
A conference call is scheduled at 10:00 a.m. central time tomorrow, Thursday, July 29 2010, to discuss the 2010 second quarter performance as well as the outlook for the 2010 third quarter and year.  The conference call number is 800-446-1671 for domestic callers and 847-413-3362 for international callers.  The leader’s name is Steve Holcomb.  The confirmation number is 27431182.  An audio playback will be available at 1:00 p.m. central time on Thursday, July 29, through 5:00 p.m. central time on Friday, August 27, 2010 by dialing 888-843-8996 for domestic and 630-652-3044 for international callers.  A live audio webcast of the conference call will be available to the public and a replay available after the call by visiting Kirby’s website at http://www.kirbycorp.com/.

GAAP to Non-GAAP Financial Measures
The financial and other information to be discussed in the conference call is available in this press release and in a Form 8-K filed with the Securities and Exchange Commission.  This press release and the Form 8-K include a non-GAAP financial measure, EBITDA, which Kirby defines as net earnings attributable to Kirby before interest expense, taxes on income, depreciation and amortization.  A reconciliation of EBITDA with GAAP net earnings attributable to Kirby is included in this press release.  This earnings press release includes marine transportation performance measures, consisting of ton miles, revenue per ton mile, towboats operated and delay days.  Comparable performance measures for the 2009 and 2008 years and quarters are available at Kirby’s web site, http://www.kirbycorp.com/, under the caption Performance Measurements in the Investor Relations section.

About Kirby Corporation
Kirby Corporation, based in Houston, Texas, operates inland tank barges and towing vessels, transporting petrochemicals, black oil products, refined petroleum products and agricultural chemicals throughout the United States inland waterway system.  Kirby also owns and operates four ocean-going barge and tug units transporting dry-bulk commodities in United States coastwise trade.  Through the diesel engine services segment, Kirby provides after-market service for medium-speed and high-speed diesel engines and reduction gears used in marine, power generation and railroad applications.

Statements contained in this press release with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors, including cyclical or other downturns in demand, significant pricing competition, unanticipated additions to industry capacity, changes in the Jones Act or in U.S. maritime policy and practice, fuel costs, interest rates, weather conditions, and timing, magnitude and number of acquisitions made by Kirby.  Forward-looking statements are based on currently available information and Kirby assumes no obligation to update any such statements.  A list of additional risk factors can be found in Kirby’s annual report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

	Second Quarter		Six Months
	2010	2009	2010	2009
	(unaudited, $ in thousands except per share amounts)
Revenues:
Marine transportation	$230,256	$217,906	$449,818	$436,927
Diesel engine services	43,413	54,837	92,104	113,477
	273,669	272,743	541,922	550,404
Costs and expenses:
Costs of sales and operating expenses	168,927	160,710	333,879	329,804
Selling, general and administrative	27,661	28,734	61,032	63,544
Taxes, other than on income	3,576	3,193	7,079	6,278
Depreciation and amortization	22,854	22,519	46,224	44,795
Loss (gain) on disposition of assets	19	(120)	63	(364)
	223,037	215,036	448,277	444,057
Operating income	50,632	57,707	93,645	106,347
Other income.	30	91	42	186
Interest expense	(2,697)	(2,793)	(5,365)	(5,606)
Earnings before taxes on income	47,965	55,005	88,322	100,927
Provision for taxes on income	(18,322)	(21,020)	(33,768)	(38,478)

Net earnings	29,643	33,985	54,554	62,449
Less: Net earnings attributable to noncontrolling interests	(375)	(266)	(612)	(724)

Net earnings attributable to Kirby	$29,268	$33,719	$53,942	$61,725

Net earnings per share attributable to Kirby common stockholders:
Basic	$.54	$.63	$1.00	$1.15
Diluted	$.54	$.63	$1.00	$1.15
Common stock outstanding (in thousands):
Basic	53,568	53,185	53,488	53,149
Diluted	53,713	53,273	53,621	53,270

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

	Second Quarter		Six Months
	2010	2009	2010	2009
	(unaudited, $ in thousands)
EBITDA: (1)
Net earnings attributable to Kirby	$29,268	$33,719	$53,942	$61,725
Interest expense	2,697	2,793	5,365	5,606
Provision for taxes on income	18,322	21,020	33,768	38,478
Depreciation and amortization	22,854	22,519	46,224	44,795
	$73,141	$80,051	$139,299	$150,604

Capital expenditures	$33,214	$51,763	$67,637	$116,608

			June 30,
			2010	2009
			(unaudited, $ in thousands)
Cash and cash equivalents			$140,751	$8,478
Long-term debt, including current portion			$200,190	$210,411
Total equity			$1,112,614	$966,346
Debt to capitalization ratio			15.2%	17.9%

MARINE TRANSPORTATION STATEMENTS OF EARNINGS

	Second Quarter		Six Months
	2010	2009	2010	2009
	(unaudited, $ in thousands)

Marine transportation revenues	$230,256	$217,906	$449,818	$436,927
Costs and expenses:
Costs of sales and operating expenses	136,840	122,152	266,654	248,017
Selling, general and administrative	19,252	18,959	41,734	42,424
Taxes, other than on income	3,307	2,713	6,516	5,504
Depreciation and amortization	21,203	20,945	42,951	41,627
	180,602	164,769	357,855	337,572

Operating income	$49,654	$53,137	$91,963	$99,355

Operating margins	21.6%	24.4%	20.4%	22.7%

DIESEL ENGINE SERVICES STATEMENTS OF EARNINGS

	Second Quarter		Six Months
	2010	2009	2010	2009
	(unaudited, $ in thousands)

Diesel engine services revenues	$43,413	$54,837	$92,104	$113,477

Costs and expenses:
Costs of sales and operating expenses	32,087	38,558	67,225	81,787
Selling, general and administrative	5,885	7,293	13,044	16,256
Taxes, other than income	258	470	550	753
Depreciation and amortization	1,066	1,059	2,125	2,137
	39,296	47,380	82,944	100,933

Operating income	$4,117	$7,457	$9,160	$12,544

Operating margins	9.5%	13.6%	9.9%	11.1%

OTHER COSTS AND EXPENSES

	Second Quarter		Six Months
	2010	2009	2010	2009
	(unaudited, $ in thousands)

General corporate expenses	$3,120	$3,007	$7,415	$5,916

Loss (gain) on disposition of assets	$19	$(120)	$63	$(364)

MARINE TRANSPORTATION PERFORMANCE MEASUREMENTS

	Second Quarter		Six Months
	2010	2009	2010	2009

Ton Miles (in millions) (2)	3,336	2,995	6,394	5,775
Revenue/Ton Mile (cents/tm) (3)	6.7	7.0	6.8	7.3
Towboats operated (average) (4)	221	219	223	226
Delay Days (5)	1,446	1,141	3,268	2,705
Average cost per gallon of fuel consumed	$2.29	$1.43	$2.22	$1.49
Tank barges:
Active			860	894
Inactive			14	54
Barrel capacities (in millions):
Active			16.5	17.1
Inactive			.2	1.0

(1)
Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA, a non-GAAP financial measure.  Kirby defines EBITDA as net earnings attributable to Kirby before interest expense, taxes on income, depreciation and amortization.  EBITDA is presented because of its wide acceptance as a financial indicator.  EBITDA is one of the performance measures used in Kirby’s incentive bonus plan.  EBITDA is also used by rating agencies in determining Kirby’s credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies.  EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby’s GAAP financial information.

(2)
Ton miles indicate fleet productivity by measuring the distance (in miles) a loaded tank barge is moved.  Example:  A typical 30,000 barrel tank barge loaded with 3,300 tons of liquid cargo is moved 100 miles, thus generating 330,000 ton miles.

(3)
Inland marine transportation revenues divided by ton miles.  Example:  Second quarter 2010 inland marine transportation revenues of $222,506,000 divided by 3,336,000,000 marine transportation ton miles = 6.7 cents.

(4)	Towboats operated are the average number of owned and chartered towboats operated during the period.
(5)
Delay days measures the lost time incurred by a tow (towboat and one or more tank barges) during transit.  The measure includes transit delays caused by weather, lock congestion and other navigational factors.